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                                                                   EXHIBIT 10.39


                           NETWORKS ASSOCIATES, INC.

               STEPHEN C. RICHARDS EMPLOYMENT AGREEMENT AMENDMENT

         This Amendment to the Employment Agreement (the "Agreement") dated April 4, 2001 between Networks Associates, Inc. (the "Company"), and Stephen C. Richards ("Executive") is entered into and effective as of January 20, 2004.

         1. Amendment of Section 4(e)(i). Section 4(e)(i) of the Agreement is hereby amended and restated to read in its entirety as set forth below:

         "(e) Severance.

                  (i) Involuntary Termination Other Than for Cause Prior to Change of Control. If, prior to a Change of Control, Executive's employment with the Company is Constructively Terminated or involuntarily terminated by the Company other than for Cause, then, subject to Executive executing and not revoking a mutual release of claims with the Company in the form attached as Exhibit A, and not materially breaching the provisions of Section 13 hereof, (A) Executive's Stock Options, as well as any other stock options that he is granted by the Company and all shares of restricted stock granted to Executive shall vest immediately and if applicable, the Company's right to repurchase all of the same such shares immediately shall lapse and
         (B) Executive shall receive continued payments of one year's Base Salary plus Target Bonus, less applicable withholding, in accordance with the Company's standard payroll practices."

         2. Amendment of Section 4(e)(ii). Section 4(e)(ii) of the Agreement is hereby amended by inserting the following as the last clause of the first paragraph of such section:

         "; in addition all shares of restricted stock granted to Executive shall vest immediately and if applicable, any right that the Company may have to repurchase any of such restricted stock or any of Executive's Stock Options immediately shall lapse."

         3. Addition of Section 4(f). A new section 4(f) is hereby added to read in its entirety as set forth below:

         "(f) Parachute Payments. The Company shall indemnify Executive, on an after tax basis, for any taxes imposed on Executive pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, that result from any compensation or payments made by the Company to Executive pursuant to this Agreement."

         4. No further Amendment. Other than as set forth in this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first written above:


NETWORKS ASSOCIATES, INC.


By: /s/ Kent H. Roberts
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                              [STAMP]

EXECUTIVE


/s/ Stephen C. Richards
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Stephen C. Richards